                                                                    Exhibit 24.1

                        Joint Filer Information Statement

Names:                              Alliance Resource Holdings II, Inc.

Address:                            1717 South Boulder Street, Suite 400
                                    Tulsa, OK  74119

Designated Filer:                   Alliance Resource Holdings, Inc.

Issuer and Ticker Symbol:           Alliance Holdings GP, L.P. (AHGP)

Date of Event Requiring Statement:  June 13, 2006

The undersigned, Alliance Resource Holdings II, Inc. is jointly filing the attached Initial Statement of Beneficial
Ownership on Form 3 with Alliance Resource Holdings, Inc. with respect to the beneficial ownership of securities of Alliance Holdings GP, L.P.

Signature:

/s/ Alliance Resource Holdings II, Inc.
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by Megan Cordle, pursuant to power of attorney
dated March 5, 2007